                                                                   EXHIBIT 10.4

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A DOUBLE ASTERISK (**). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                                      PCC Manufacturing License
                                                                          Final

                               CERTIFIED COMPUTER
                            MANUFACTURING AGREEMENT

This Certified Computer Manufacturing Agreement (this "Agreement") is effective as of December 16, 1994 (the "Effective Date"), by and between APPLE COMPUTER, INC., a California corporation having its principal place of business at One Infinite Loop, Cupertino, California 95014, U.S.A. ("Apple") and POWER COMPUTING CORPORATION, a Delaware corporation having its principal place of business at 1225 Barber Lane, Milpitas, California 95035 ("PCC").

                                    RECITALS

o Apple and PCC have entered into the Mac OS Agreement permitting PCC to incorporate the Mac OS into Certified Computers. Apple has certain intellectual property rights that PCC requires in order to legally manufacture Approved Boards and Certified Computers. PCC also requires the right to purchase certain Proprietary Components from MASs. The parties desire Apple to license those rights to PCC under the terms of this Agreement.

                                   AGREEMENT

1.       DEFINITIONS

1.1 Except as expressly modified in this Agreement, the definitions in the Mac OS Agreement will have the same meaning in this Agreement.

1.2 "Apple Intellectual Property" means any patent applications or patents (including utility models, but excluding design patents and registrations) which are essential to comply with the Certification Requirements, and which Apple now has or hereafter obtains the right to grant licenses to PCC without being obligated to pay royalties or other consideration to third parties.

1.3 "Approved Boards" means primary printed circuit boards (i.e., "motherboards") manufactured by PCC for Certified Computers for which the design has been approved in writing by Apple.

1.4 "Certified Computers" means hardware products manufactured by PCC, in the form they will be used by End Users, which satisfy the Certification Requirements.


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1.5      "Mac OS Agreement" means the Mac OS License Agreement entered into between PCC and Apple, effective December 16, 1994.

1.6 "Mac OS Licensee" means a party that has signed a Mac OS License Agreement with Apple.

1.7 "Proprietary Components" means components in which Apple has some proprietary rights to be used for incorporation in Certified Computers

2.       LICENSE

2.1 Apple hereby grants to PCC, under Apple's Intellectual Property, a non-exclusive, non-transferable, royalty-bearing, worldwide license to design, develop, make, have made (for resale by PCC), use, and import Certified Computers and Approved Boards and to lease, sell and otherwise transfer Approved Boards to Mac OS Licensees and to lease, sell or otherwise transfer Certified Computers to third parties.

2.2 Apple reserves all intellectual property rights, including but not limited to patent rights, not expressly licensed to PCC under this Agreement. PCC has no right to sublicense the rights granted under this Agreement.

3.       MASS

3.1 Apple will authorize MASs to sell certain Proprietary Components to PCC. The terms and conditions of the purchase and sale of the Proprietary Components shall be determined by agreement between the MASs and PCC. Apple is not a party to the purchase and sale transactions for the Proprietary Components between the MASs and PCC and Apple has no responsibility for such transactions, including but not limited to, the quality, condition or delivery of the components or any payment obligation of PCC. Apple may charge MASs reasonable royalties in connection with the sale of Proprietary Components to PCC.

3.2 PCC will use the Proprietary Components solely for incorporation into or servicing of Certified Computers or Approved Boards and not for other purposes, including resale to others.

4.       ROYALTIES

4.1      Royalty Payments and Statements.

         (a) PCC will pay to Apple royalty payments for each unit of a Certified Computer or Approved Board manufactured by or for PCC in accordance with the royalty rates set forth on Exhibit A.


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                                                      PCC Manufacturing License
                                                                          Final


         (b) Within thirty (30) days of the end of each quarter, PCC will pay the royalty payments due for that quarter to Apple accompanied by a statement certified correct by an officer of PCC, indicating the number of Approved Boards and Certified Computers sold by PCC during the quarter and the amount of royalty due.

         (c) PCC shall keep and maintain all appropriate books and records necessary for verification that the applicable license and purchase fees and royalties have been paid. During the term of this Agreement and for three years thereafter, Apple shall be entitled, not more than once annually and on thirty (30) days notice, to retain independent certified public accountants to review PCC's books and records for the purpose of verifying the accuracy of the statements provided and amounts paid pursuant to this Section 3. Any underpayment or overpayment determined as a result of the review will be reflected in the following quarter's statement and Royalty Payments. If such review verifies an underpayment error of greater than 3%, PCC shall pay the cost of such review. PCC shall pay all amounts when due, and any amounts not paid when due shall accrue interest at the annual rate of twelve percent (12%) or the highest rate allowed by law, if lower, from the date when the payment should have been paid and ending when paid.

4.2 Taxes. PCC is responsible for payment of any taxes on payments made under this Agreement except taxes based on Apple's income for which Apple shall be responsible.

4.3      Form of Payment. All payments will be made in U.S. dollars via
         electronic transfer to Apple Computer, Inc., c/o   **   , or as
         otherwise directed in writing by the AppleSoft Director of Finance.

5.       DISCLAIMER OF WARRANTY

APPLE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO CERTIFIED COMPUTERS OR PROPRIETARY COMPONENTS DELIVERED TO COMPANY.

6.       TERM AND TERMINATION

6.1 Term. This Agreement will continue in effect until five (5) years from the Effective Date, unless (i) the Agreement is terminated earlier pursuant to Section 6.2, or (ii) the Mac OS Agreement is terminated by Apple because of breach by PCC, in which case this Agreement will terminate at the same time as the Mac OS Agreement.

6.2 Termination for Cause By Either Party. Either party will have the right to terminate this Agreement immediately upon written notice at any time if:

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                                                      PCC Manufacturing License
                                                                          Final

         (a) The other party is in material breach of any warranty, term, condition or covenant of this Agreement other than those contained in Section 5.1 of the Mac OS Agreement and fails to cure that breach within thirty (30) days after receiving written notice of that breach and of the first party's intention to terminate;

         (b) The other party is in material breach of any warranty, term, condition or covenant of Section 5.1 of the Mac OS Agreement; or

         (c) The other party: (i) becomes insolvent; (ii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iii) makes an assignment for the benefit of creditors.

6.3 Effect of Termination. Upon any termination of this Agreement, the license granted under Section 2 will automatically terminate and each party will be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that the provisions of Sections 1, 2.2, 3.2, 4, 5, 6.3, and 7 and any liability arising from any breach of this Agreement will survive termination of this Agreement. Termination of this Agreement will not affect the rights of PCC's End User customers to continue to use Certified Computers. For termination other than for PCC's breach of this Agreement, PCC may sell reasonable quantities of Certified Computers, which are in inventory at the time of termination, for up to six (6) months after termination. Any obligation to pay incurred prior to termination will survive termination. Neither party will be liable to the other for damages of any sort solely as a result of terminating this Agreement in accordance with its terms. Termination of this Agreement will be without prejudice to any other right or remedy of either party.

7.       INCORPORATION OF MAC OS AGREEMENT PROVISIONS

The following provisions of the Mac OS Agreement are hereby incorporated into this Agreement: Sections 1, 5, 11, and 12.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

APPLE:                                  PCC:

BY: /s/                                 BY:  /s/
    ------------------------------           ----------------------------------
PRINT NAME: Don Strickland              PRINT NAME:  Stephen S. Kahng
           -----------------------                 ----------------------------
TITLE: Vice President, Licensing        TITLE: President & CEO
       ---------------------------             --------------------------------







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                                                      PCC Manufacturing License
                                                                          Final

                          ROYALTIES AND CONTRIBUTIONS

                     BOARD DESIGN              ROYALTY*

                       **   **                  $   **


* PCC will pay Apple a royalty in this amount for each unit of a Certified Computer or Approved Board manufactured by or for PCC.

** Catalyst and Tsunami are the current Apple code names for Power Macintosh computers that have not yet been released.





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                                  ADDENDUM TO
                            MANUFACTURING AGREEMENT

The following is an addendum to the December 16, 1994 Certified Manufacturing Agreement by and between Apple Computer, Inc., a California corporation having its principal place of business at One Infinite Loop, Cupertino, California 95014, USA ("Apple") and Power Computing Corporation, a Delaware corporation having a principal place of business at 1225 Barber Lane, Milpitas, California 95035 ("PCC").


                    BOARD DESIGN                 ROYALTY

                       **                         $   **